Exhibit 10.83

First Amendment to Loan Agreement

This First Amendment (“the Amendment”) to the Loan Agreement between Nasrat Hakim and Elite Pharmaceuticals Inc. (“Elite”) dated October 15, 2013 (“Loan Agreement”) is made by and between Nasrat Hakim and Elite.

WHEREAS Elite and Nasrat Hakim entered into a Loan Agreement with an effective date of October 15, 2013 and expiring on December 31, 2014; and

WHEREAS Elite and Nasrat Hakim desire to amend the Agreement to extend the term.

NOW THEREFORE in consideration of the above provision and the mutual agreements contained herein, Elite and Nasrat Hakim agree as follows:

Paragraph three of the above referenced Loan Agreement shall read as follows:

A Line of Credit ("Line of Credit") in the maximum principal amount not to exceed $1,000,000 (one million dollars) at anyone time outstanding which shall be evidenced by the Borrower's Promissory Note dated on or after the date hereof which shall mature on March 31, 2016, when the entire unpaid principal balance then outstanding plus accrued interest thereon shall be paid in full. Borrower may prepay any amounts of the Loan without penalty. Any such prepayments shall first be attributable to interest due and owing. Interest only shall be payable quarterly on July 1, October 1, January 1 and April 1 of each year. Prior to maturity or the occurrence of any Event of Default hereunder and subject to any availability limitations, as applicable, the Borrower may borrow, repay, and reborrow under the Line of Credit through maturity. The outstanding balance on the Line of Credit shall bear interest at the rate of ten percent (10%) per annum as shall be set forth in any such Note evidencing all or any portion of the Line of Credit, the terms of which are incorporated herein by reference.

All other terms of the Loan Agreement shall remain in full force and effect.

In witness whereof the parties hereto have executed this Amendment to the Loan Agreement as of the Effective Date written above.

Elite Pharmaceuticals Inc.		Nasrat Hakim

By:	/s/ Carter J. Ward	/s/ Nasrat Hakim
Carter J. Ward
Chief Financial Officer